UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SADOT GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENTAL PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 13, 2026

To the Stockholders of Sadot Group Inc.:

This letter, dated March 26, 2026 (this “Supplement”), supplements the proxy statement (the “Proxy Statement”) of Sadot Group Inc. (the “Company,” “Sadot Group,” “we,” “us,” or “our”), dated February 23, 2026, being furnished to stockholders of the Company in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies to be voted at the 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on April 13, 2026 at 10:00 a.m., Central Time, virtually via live webcast at https://www.meetnow.global/MA9TRCZ.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

As you are aware, the Annual Meeting will be held on April 13, 2026, at 10:00 a.m., Central Time, solely over the Internet by means of a live audio webcast. The purpose of this Supplement is to update information contained in the Proxy Statement relating to (i) the characterization of certain proposals as routine or non-routine matters for purposes of broker discretionary voting, (ii) the voting standards applicable to Proposals No. 4, 5, 6, 7 and 8 and (iii) the Company’s engagement of a proxy solicitor.

Background Regarding Routine and Non-Routine Matters

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of the New York Stock Exchange (which govern broker voting for street-name shares even for Nasdaq-listed issuers such as the Company), the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Revised Characterization of the Proposals

The Proxy Statement indicated that Proposals No. 2 through No. 8 were expected to be treated as routine proposals for which brokers would have discretionary voting authority. The Company has been advised, however, that Proposals No. 4, No. 5, No. 6, No. 7 and No. 8 will be treated as non-routine proposals. Proposal No. 1 (election of directors) was already identified as non-routine. Proposals No. 2 and No. 3 remain routine.

Accordingly, the Company is hereby revising the information in the Proxy Statement to state that Proposals No. 4 (Approval of our 2025 Equity Incentive Plan), No. 5 (Approval of the issuance of shares of common stock to Helena), No. 6 (Approval of the issuance of shares of common stock to the December 2024 Purchasers), No. 7 (Approval of the issuance of shares of common stock to the October 2024 Purchaser) and No. 8 (Approval of the issuance of 793,000 shares of common stock to Aggia) are non-routine proposals for which banks, brokers, trustees and other nominees will not be permitted to exercise discretion to vote uninstructed shares.

The Company hereby revises the table appearing on pages 10–11 of the Proxy Statement under the heading “How many votes are required to approve each proposal?” by changing the “Broker Discretionary Voting Allowed” column for Proposals No. 4, No. 5, No. 6, No. 7 and No. 8 from “Yes” to “No.”

The Company also hereby revises the second paragraph in the section of the Proxy Statement entitled “General Information About the Annual Meeting and Voting—What if I do not specify how my shares are to be voted?” and related disclosures on pages 8–9 (and any corresponding language regarding broker voting authority) to read as follows:

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Because Proposals No. 1, No. 4, No. 5, No. 6, No. 7 and No. 8 are non-routine, a bank, broker or other nominee that does not receive specific voting instructions from you may not vote your shares in its discretion on any of those proposals. As a result, broker non-votes may occur with respect to such proposals. Proposals No. 2 and No. 3 are routine, so brokers may vote uninstructed shares in their discretion on those items.

The Company further revises the section of the Proxy Statement entitled “General Information About the Annual Meeting and Voting—How many shares must be present to hold the Annual Meeting?” (page 7) and the related quorum discussion in the voting table footnotes to clarify that broker non-votes on non-routine proposals will still be counted for quorum purposes under the Company’s Nevada-law one-third voting-power quorum requirement, but will not be counted as votes cast for or against those proposals.

Clarification of Voting Standards for Proposals No. 4, 5, 6, 7 and 8

For the avoidance of doubt, the summary table on pages 10–11 of the Proxy Statement correctly states the voting requirement applicable to each proposal. That table provides that approval of Proposals No. 4, 5, 6, 7 and 8 requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

The detailed “Required Vote” paragraphs appearing later in the Proxy Statement (on or about pages 29, 32, 34 and 36) inadvertently repeat the higher voting threshold applicable only to Proposal No. 3 (charter amendment). Those paragraphs contain a typographical error and should be disregarded in favor of the table on pages 10–11, which accurately reflects Nevada law and the Company’s Bylaws (default majority-of-votes-cast standard for matters other than charter amendments).

This clarification does not change the substance of any proposal or the Board’s recommendation that stockholders vote “FOR” each of Proposals 1 through 8.

Engagement of Proxy Solicitor

The Company has engaged Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies for the Annual Meeting pursuant to an engagement letter dated March 17, 2026. Under the agreement, the Company will pay Georgeson a fixed base solicitation fee of $15,000 plus additional variable fees for telephone solicitation efforts, data processing, mailing and distribution services, and other supplemental proxy solicitation activities. In addition to these fees, the Company has agreed to reimburse Georgeson for its reasonable out-of-pocket expenses incurred in performing the services, including costs related to printing, postage, mailing, third-party vendor charges, data acquisition, and other solicitation-related expenses. The engagement is on customary market terms for such services, and neither the engagement letter nor the Fees & Services Schedule is filed as an exhibit to this Supplement.

No Other Changes

Except as specifically set forth in this Supplement, all information set forth in the Proxy Statement remains unchanged and is incorporated herein by reference. This Supplement does not change the date or time of the Annual Meeting or the record date.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting virtually, please submit a proxy electronically by Internet by following the instructions in the Proxy Statement or complete, sign and date the proxy card accompanying the Proxy Statement and return it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the Proxy Statement.

Sincerely,

/s/ Chagay Ravid

Chagay Ravid

Chief Executive Officer and Director

March 31, 2026

Burleson, Texas

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